Exhibit 10.56

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED FROM PUBLIC FILING PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT SUBMITTED TO THE U.S. SECURITIES AND EXCHANGE COMMISSION. THE OMITTED INFORMATION, WHICH HAS BEEN IDENTIFIED WITH THE SYMBOL “[*],” HAS BEEN FILED SEPARATELY WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Amendment No. 4 to

Second Amended & Restated Supply Agreement

This Amendment No. 4 to Second Amended & Restated Supply Agreement (this “Amendment”) is entered into as of the last date set forth on the signature page hereto, by and between Hoku Materials, Inc., a Delaware corporation (“HOKU”), and Solarfun Power Hong Kong Limited, a company registered in Hong Kong (“SOLARFUN”).  HOKU and SOLARFUN are each a “Party” and together the “Parties” to this Amendment.

Recitals

Whereas, HOKU and SOLARFUN are Parties to that certain Second Amended & Restated Supply Agreement dated as of May 13, 2008, (the “Supply Agreement”) as amended by that certain Amendment No. 1 to Second Amended & Restated Supply Agreement dated as of October 22, 2008, that certain Amendment No. 2 to Second Amended & Restated Supply Agreement dated as of March 26, 2009, and that certain Amendment No. 3 to Second Amended & Restated Supply Agreement dated as of November 15, 2009 (collectively, the “Agreement”);

Whereas, SOLARFUN has paid $45 million to HOKU as a prepayment for future Product shipments pursuant to the Agreement;

Whereas, the Parties desire to make certain amendments to the Agreement as hereinafter set forth; and

Whereas, each Party derives a benefit from the amendments set forth herein.

Now therefore, in consideration of the foregoing, and for other good and valuable consideration, the receipt of which is hereby acknowledged by the Parties, the Parties agree to amend the Agreement as set forth below.

Agreement

1.           Effectiveness.  This Amendment shall become effective upon HOKU’s receipt of Four Million U.S. Dollars (USD $4,000,000.00) pursuant to Section 5.2.2 of the Agreement.  Solarfun will process the payment as soon as possible.  If such payment is not received on or before March 1, 2010, then this Amendment shall be voidable at HOKU’s sole and absolute discretion.  In the event that this Amendment is voided by HOKU, then the Agreement shall continue in full force and effect.

2.           Definitions.  All capitalized terms not otherwise defined are defined in the Agreement.

3.           Amendment of Section 3.3.  The reference to March 31, 2010 in Section 3.3 of the Agreement (as amended by Amendment No. 2) is hereby changed to September 30, 2010.

4.           Amendment of Section 3.4.  Section 3.4 of the Agreement is hereby deleted in its entirety, and replaced with the following:

3.4.           [Reserved].

5.           Amendment of Section 4.3.  The reference to January 1, 2010 in Section 4.3 of the Agreement (as amended by Amendment No. 2) is hereby changed to July 1, 2010.

6.           Amendment of Section 5.2.3.  Section 5.2.3 of the Agreement is hereby amended and restated to read as follows:

5.2.3           Six Million U.S. Dollars (USD $6,000,000.00) of the Main Deposit (the “Fourth Deposit”) shall be paid to Hoku in accordance with the following schedule:

(a) One Million Five Hundred Thousand U.S. Dollars (USD $1,500,000.00) of the Main Deposit shall be paid to HOKU on the First Shipment Date.

(b)  One Million Five Hundred Thousand U.S. Dollars (USD $1,500,000.00) of the Main Deposit shall be paid to HOKU one month after the First Shipment Date. with each such portion of the Fourth Deposit being invoiced separately on the date of shipment, and being payable to HOKU within fifteen (15) calendar days after receipt of the applicable invoice (the “Fourth Deposit Date”).

(c)   Three Million U.S. Dollars (USD $3,000,000.00) of the Main Deposit shall be paid to HOKU three months after the First Shipment Date.

(d)   For purposes of triggering the release of any portion of the Fourth Deposit pursuant to Subsection (a), (b), or (c) above, HOKU must ship Product to SOLARFUN that is manufactured by HOKU at HOKU’s Facility.

7.           Reduction in Pricing.

7.1.               Subject to the effectiveness of this Amendment, pursuant to Section 1 above, the price per kilogram of Products to be shipped during the first Year of the Agreement shall be reduced to [*].

7.2.               Effective only upon HOKU’s receipt in full of the Fourth Deposit pursuant to Section 5.2.3 (c) of the Agreement (as added by Section 6 above), the price per kilogram of Products to be shipped during the second Year of the Agreement shall be reduced to [*].

For the avoidance of doubt, in the event that SOLARFUN fails to make any payment when due pursuant to Section 5.2.3 of the Agreement, in addition to any other rights and remedies that HOKU may pursue pursuant to the Agreement, the pricing reduction shall not be effective, and the pricing on Appendix 1 of the Agreement shall continue to be in effect.

8.           Increase in Term and Volume.  Subject to the effectiveness of the reduction in pricing pursuant to Section 7 above, HOKU and SOLARFUN agree to add one additional Year to the term of the Agreement, such that the term is increased to eleven (11) Years.  The aggregate volume to be shipped to SOLARFUN during the eleventh Year is [*] metric tons, and the price per kilogram of Product delivered during such Year shall be [*], or the price as determined according to the quarterly business reviews per Section 11 below.

9.           Amendment of Section 9.1.  The reference to June 30, 2010 in Section 9.1 of the Agreement (as amended by Amendment No. 2) is hereby changed to December 31, 2010.

10.           Amendment of Section 9.2.5.  The reference to June 30, 2010 in Section 9.2.5 of the Agreement (as amended by Amendment No. 2) is hereby changed to December 31, 2010.

11.           Semi-Annual / Quarterly Business Reviews.  Starting on September 30, 2010 and for the following two years, HOKU and SOLARFUN will hold semi-annual business reviews to discuss current market conditions, each company’s business plans and finances, and other relevant issues, such as current developments in market pricing and the difference between the current market price and the contract price.  From the third year until the end of the contract, these reviews will be held on a quarterly basis.  These reviews will be held with the intention of assuring that each company is supporting the other as a long-term customer or supplier, as applicable.

12.           Time & Location for Performance.  All dates and times set forth in this Amendment shall be the day and time in New York, USA.

13.           Integration & Survival.  Except for the amendments specifically set forth above, the terms of the Agreement shall continue in full force and effect mutatis mutandis.  This Amendment and the Agreement constitute the entire agreement between the Parties concerning the subject matter hereof.

14.           Miscellaneous.  Except where the terms of this Amendment conflict with the Agreement, the “General Provisions” set forth in Section 13 of the Agreement, including, without limitation, provisions concerning the choice of law and means for dispute resolution between HOKU and SOLARFUN, shall apply to this Amendment.  In the event of any conflict between the terms of this Amendment and the Agreement, the terms of this Amendment shall control.

IN WITNESS WHEREOF, the Parties have executed this Amendment No. 4 to Second Amended & Restated Supply Agreement as of the last date set forth below.

SOLARFUN: SOLARFUN POWER HONG KONG LIMITED By: /s/ Ping Peter Xie Name: Ping Peter Xie Title: President Date: March 1, 2010	HOKU: HOKU MATERIALS, INC. By: /s/ Scott Paul Name: Scott Paul Title: Chief Operating Officer Date: March 1, 2010

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